ESCROW AGREEMENT

(For the Self-Underwritten Public Offering
of Pinpoint Recovery Solutions Corp.)

THIS ESCROW AGREEMENT, dated as of January 17, 2008, is entered into by and between Pinpoint Recovery Solutions Corp., a Delaware corporation (the “Company”), and American Stock Transfer (the “Escrow Agent”).

WITNESSETH:

WHEREAS, pursuant to the terms of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 26, 2007 (File No. 333-146970), as the same may be amended from time to time before and/or after declaration by the Commission of the effectiveness thereof (the “Registration Statement”), the Company desires to offer for sale to the public on a self-underwritten basis (the “Offering”) a minimum of 333,334 shares (“Minimum”) and a maximum of 1,666,667 shares (“Maximum”) of its common stock, par value $0.001 per share (the “Shares”), at a price per share of $3.00 (the “Purchase Price”), or an aggregate of $1 million if the Minimum are sold (“Minimum Amount”) or an aggregate of $5 million if the Maximum are sold (“Maximum Amount”);

WHEREAS, the Offering shall commence after declaration by the Commission of the effectiveness of the Registration Statement and shall terminate on or before 5:00 p.m. New York time on the 90th day thereafter, unless extended by the Company for up to an additional 90-day period (the “Termination Date”), provided that the Minimum has been accepted prior to the Termination Date (if and as so extended, the “Final Termination Date”); and

WHEREAS, the Company desires to establish an escrow account with Escrow Agent into which payments of the Purchase Price of up to one hundred twenty (120) persons subscribing for Shares in the Offering shall be deposited, by wire transfer, check or other instruments for the payment of money made payable to the order of “American Stock Transfer, as Escrow Agent for Pinpoint Recovery Solutions Corp.” and Escrow Agent is willing to accept the same for the payment of money in accordance with the terms herein set forth;

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery Of Escrow Funds.

(a)(i) Subscribers for the purchase of Shares (“Subscribers”) shall be directed pursuant to the Registration Statement to deliver to the Escrow Agent checks received from Subscribers made payable to the order of “American Stock Transfer, as Escrow Agent for Pinpoint Recovery Solutions Corp.” The Escrow Agent may also receive money from Subscribers by means of wire transfer, whereby money shall be wired to “American Stock Transfer, as Escrow Agent for Pinpoint Recovery Solutions Corp.,” in accordance with wire transfer instructions provided by the Escrow Agent to the Subscriber upon request by the Subscriber.

(ii) The Company shall provide to the Escrow Agent the name, address and social security number or taxpayer identification number corresponding to each individual or entity making payment.

(iii) All such funds, whether received by check, wire or otherwise, shall be deposited into a non interest-bearing account at American Stock Transfer entitled “American Stock Transfer, as Escrow Agent for Pinpoint Recovery Solutions Corp.” (the “Escrow Account”). Subscriptions shall be accepted by the Escrow Agent until 5:00 p.m. (Eastern time) on the Termination Date (if not extended) or Final Termination Date (if extended).

(b) The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to Subscriber and advise the Company promptly thereof.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) Withdrawal of the Offering. If the Company advises the Escrow Agent in writing that the Offering has been withdrawn, the Escrow Agent shall return the funds paid by each Subscriber to said Subscriber without interest or deduction, penalty or expense;

(b) Extension of the Offering. If prior to 5:00 P.M. (Eastern time) on the Termination Date, the Escrow Agent receives written notification, in form of Exhibit A attached hereto, signed by the Company stating that the Termination Date has been extended for up to 90 additional days, or any date prior to the Final Termination Date, the date shall be so extended. If the Termination Date or the date stated in Exhibit A is not a banking day, then the Termination Date or the Final Termination Date, as applicable, shall be the following banking day. A “banking day” is any day other than a Saturday, Sunday or a day that the Bank is not legally obligated to be open in New York City, New York.

(c) Upon Receipt of Minimum Amount. If, prior to the Termination Date or the Final Termination Date (as applicable), the Escrow Agent has received Escrow Funds by 5:00 p.m. (Eastern time) at least equal to the Minimum Amount, the Escrow Agent shall, upon receipt of:

(i) written instructions from the Company, in the form of Exhibit B attached hereto  authorizing and directing the payment of the Escrow Funds and the issuance to the Subscribers of  certificates representing the common stock of the Company, and

(ii) an opinion of Company’s legal counsel (a) that all conditions for the release of the  Escrow Funds have been met and that the Escrow Agent is therefore authorized to release the  funds, and (b) as to the fully paid, validly issued and non-assessable nature of the Shares as well  as to their having been issued pursuant to an effective registration statement, and such other  customary language as the Escrow Agent may reasonably request;

pay the Escrow Funds as directed by the Company, such payment or payments to be made by wire transfer or bank check, and issue such certificates to the Subscribers.

(d)   (i) If by 5:00 P.M. (Eastern time) on a date which is no later than seven (7) banking days after the Termination Date (if not extended) or Final Termination Date (if extended), the Escrow Agent has not received written instructions from the Company regarding the disbursement of the Escrow Funds that have been received in an amount equal to at least the Minimum Amount, the Escrow Agent shall release the Escrow Funds to the Company; or

(ii) if by 5:00 P.M. (Eastern time) on a date which is no later than seven (7) banking days after the Termination Date (if not extended) or Final Termination Date (if extended), the Escrow Agent has not received Escrow Funds in an amount at least equal to the Minimum Amount, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers and so notify the Company in writing;

it being understood, in either case, that the seven (7) banking days are being provided to accommodate the clearing of Escrow Funds which have been properly deposited into the Escrow Account prior to the Termination Date (if not extended) or Final Termination Date (if extended). The instructions to disburse Escrow Funds as Exhibit B may be delivered anytime within 7 banking days after the Termination Date (if not extended) or Final Termination Date (if extended), and Escrow Funds shall not be sent back to Subscribers by the Escrow Agent until after such date.

(e) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company are stated in Schedule A, which is attached hereto and made a part hereof. The Company may each remove or add one or more of its authorized signers stated on Schedule A by notifying the Escrow Agent in accordance with this Agreement of such change, which notice shall include the true signature for any new authorized signatories.

(b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) The Company shall indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to the Escrow Agreement, unless such claim is due to the willful misconduct or gross negligence of the Escrow Agent.

(d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest-bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4. Resignation of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days’ notice of such resignation to the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it has received as of the date on which it provided the notice of resignation. In such event, the Escrow Agent shall not take any action until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written instructions signed by the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and all interest earned thereon.

5. Termination. The Company may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company fails to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and American Stock Transfer shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Investment. All funds received by the Escrow Agent shall be invested only in non-interest bearing bank accounts at American Stock Transfer & Trust Co.

7. Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $5,000.00, which fee shall be paid by the Company upon the signing of this Agreement. Neither the modification, termination, cancellation or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the $5,000.00 fee. Should the number of Subscribers purchasing Shares pursuant to the Offering exceed one hundred twenty (120), the fee paid to Escrow agent shall be increased in proportion to the number of such subscribers in excess of 120.

8. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to the Company, to:
4300 W. Cypress Street
Tampa, FL 33607
Attention: Kevin Cappock
Fax: 727-906-4971

With copies to:
Jon Leslie, CFO
43 Greenacres Ave.
Scarsdale, NY 10583
Fax: 914-723-6171
and:
Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, NY 10016
Attention: Vince McGill
Fax: 212-779-9928

If to the Escrow Agent, to:
American Stock Transfer & Trust Co.
59 Maiden Lane, Plaza Level,
New York, New York 10038
Attention: Henry Reinhold
Fax: 718-921-8550

9. General

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles.

(b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

(g) The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, that each party who produces a facsimile signature shall promptly after transmission by fax, provide an original copy of his or her signature in overnight mail to the address of the other party.

* * *

[The signatures hereto are set forth on the following page.]

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first set forth above.

PINPOINT RECOVERY SOLUTIONS CORP.

By: _____________________________
Name:  Kevin Cappock
Title:  Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST CO.

By: _________________________________
Name:
Title